Exhibit 4.1

CERTIFICATE OF DISSOLUTION OF LAZYDAYS HOLDINGS, INC.

Pursuant to Sections 275(a) and (b)

of the General Corporation Law of the State of Delaware

Lazydays Holdings, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

1. The name of the Corporation is Lazydays Holdings, Inc.

2. The date the dissolution was authorized is October 14, 2025.

3. That the dissolution of the Corporation was duly authorized by the Board of Directors and the requisite stockholders of the Corporation in accordance with the provisions of Section 275(a) and (b) (and, with respect to the stockholders, Section 228) of the General Corporation Law of the State of Delaware.

4. That the name and address of the directors and officers of the Corporation are as follows:

DIRECTORS

Ronald K. Fleming	4042 Park Oaks Boulevard, Suite 350 Tampa, Florida 33610

Jerry Comstock	4042 Park Oaks Boulevard, Suite 350 Tampa, Florida 33610

Robert DeVincenzi	4042 Park Oaks Boulevard, Suite 350 Tampa, Florida 33610

James J. Fredlake	4042 Park Oaks Boulevard, Suite 350 Tampa, Florida 33610

Alexandre Zyngier	4042 Park Oaks Boulevard, Suite 350 Tampa, Florida 33610

Susan Scarola	4042 Park Oaks Boulevard, Suite 350 Tampa, Florida 33610

OFFICERS

Ronald K. Fleming Chief Executive Officer	4032 Park Oaks Boulevard, Suite 350 Tampa, Florida 33610

Amber Dillard Chief Operating Officer	4032 Park Oaks Boulevard, Suite 350 Tampa, Florida 33610

Jeff Needles Chief Financial Officer and Corporate Secretary	4032 Park Oaks Boulevard, Suite 350 Tampa, Florida 33610

Kyle Richter Chief Administrative Officer	4032 Park Oaks Boulevard, Suite 350 Tampa, Florida 33610

5. The date of filing of the Corporation’s original certificate of incorporation with the Secretary of State of the State of Delaware is October 24, 2017.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed by its undersigned duly authorized officer this 26th day of November, 2025.

LAZYDAYS HOLDINGS, INC.

By:	/s/ Ronald K. Fleming
Name:	Ronald K. Fleming
Title:	Chief Executive Officer